Exhibit 1.1

EXECUTION VERSION

$500,000,000

McDermott International, Inc.

8.000% Senior Secured Notes due 2021

PURCHASE AGREEMENT

April 10, 2014

Goldman, Sachs & Co.

200 West Street

New York, New York, 10282

As Representative of the several Initial Purchasers

Ladies and Gentlemen:

Introductory. McDermott International, Inc., a Panamanian corporation (the “Company”), proposes to issue and sell to the several initial purchasers named on Schedule A hereto (the “Initial Purchasers”) acting severally and not jointly, the respective amounts set forth in such Schedule A of $500,000,000 aggregate principal amount of the Company’s 8.000% Senior Secured Notes due 2021 (the “Notes”). Goldman, Sachs & Co. has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes. This Purchase Agreement is herein referred to as this “Agreement”.

The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of April 16, 2014 (the “Indenture”), among the Company, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), between the Company and the Depositary.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior secured basis, jointly and severally by the entities listed on the signature pages hereof as “Guarantors” (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.”

On the Closing Date, the Company, McDermott Finance L.L.C., the Guarantors, Crédit Agricole Corporate and Investment Bank, as administrative agent (the “Administrative Agent”), and the several lenders and other agents party thereto, will enter into a credit agreement (the “New Credit Agreement”) in respect of new credit facilities (the “New Credit Facilities”), which will be comprised of a new term loan in aggregate principal amount of $300 million (the “New Term Loan”) and a new letter of credit facility in aggregate principal amount of at least $400 million (subject to increase as provided in the New Credit Agreement) (the “New LC Facility”), and which New Credit Facilities will be secured by a first priority security interest in the Collateral (as defined below). The Company will, on the Closing Date, use either a portion of the net proceeds from the sale of the Securities or a portion of the concurrent borrowings under the New Term Loan or a combination of both, to pay down all outstanding amounts under the credit agreement, dated May 3, 2010 among the Company and the lenders thereto, as amended (the “Existing Credit Agreement”) and will terminate such agreement.

The Notes will be secured on a second priority basis, subject to permitted liens as described under the caption “Description of the Notes” in the Pricing Disclosure Package and the Offering Circular (“Permitted Liens”), by liens on the assets (the “Collateral”) of the Company and the Guarantors that will be pledged on a first priority basis as collateral securing the New Term Loan and the New LC Facility, as more particularly described in the Pricing Disclosure Package and documented by (1) a pledge and security agreement dated as of the Closing Date (the “Security Agreement”), (2) mortgages dated as of the Closing Date with respect to the U.S.-flagged marine vessels DB 16 and Intermac 600 (the “U.S. Vessel Mortgages”), (3) mortgages dated as of the Closing Date with respect to the Panamanian-flagged vessels McDermott Derrick Barge No. 27, DB 101, Intermac 650, McDermott Derrick Barge No. 32 and McDermott Derrick Barge No. 50 (collectively, the “Panamanian Vessel Mortgages”), (4) mortgages dated as of the Closing Date with respect to the Barbados-flagged vessels Agile and Emerald Sea (collectively, the “Barbados Vessel Mortgages”), and (5) a mortgage dated as of the Closing Date with respect to the Canada-flagged vessel Thebaud Sea (the “Canada Vessel Mortgage”), each in favor of Wells Fargo Bank, National Association, as collateral agent under the Intercreditor Agreement (in such capacity, the “Collateral Agent”), for its benefit and the benefit of the Trustee and the holders of the Notes. The Security Agreement, the U.S. Vessel Mortgages, the Panamanian Vessel Mortgages, the Barbados Vessel Mortgages and the Canada Vessel Mortgage are collectively referred to herein as the “Security Documents.” The vessels subject to the U.S. Vessel Mortgages, the Panamanian Vessel Mortgages, the Barbados Vessel Mortgages and the Canada Vessel Mortgage shall be collectively referred to herein as the “Mortgaged Vessels”.

The liens on the Collateral securing the Securities will be subject to an Intercreditor Agreement, dated as of the Closing Date (the “Intercreditor Agreement”), by and among the Collateral Agent and the Administrative Agent and acknowledged by the Company and the Guarantors.

This Agreement, the Indenture, the Intercreditor Agreement, the Security Documents and the Securities are referred to herein as the “Transaction Documents.”

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made being 4:00 p.m. (Eastern Time) on the date hereof, and referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Circular, dated April 4, 2014 (the “Preliminary Offering Circular”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated April 10, 2014 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Circular and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering circular dated the date hereof (the “Offering Circular”).

All references herein to the terms “Pricing Disclosure Package” and “Offering Circular” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Circular) or the Offering Circular (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Offering Circular shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Offering Circular.

The Company hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, hereby represents and warrants to each Initial Purchaser that, as of the date hereof and as of the Closing Date:

(a) No Registration Required. Subject to the accuracy of the representations and warranties set forth in Section 2 hereof and compliance by the Initial Purchasers with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Circular to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) No Integration of Offerings or General Solicitation. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c) Eligibility for Resale under Rule 144A. The Securities satisfy the requirements for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class (within the meaning of Rule 144A(d)(3)) as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d) The Pricing Disclosure Package and Offering Circular. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Offering Circular, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Offering Circular or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Offering Circular or amendment or supplement thereto, as the case may be. The Pricing Disclosure Package contains, and the Offering Circular will contain, all the information specified in, and meeting the applicable requirements of, Rule 144A.

(e) Company Additional Written Communications. The Company has not prepared, made, used, authorized, approved or distributed any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Offering Circular and (iii) any electronic road show or other “written communications” (as defined in Rule 405 under the Securities Act), in each case used in accordance with Section 3(a). Each such communication by the Company or its agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in any Company Additional Written Communication.

(f) Incorporated Documents. The documents incorporated or to be incorporated by reference in the Pricing Disclosure Package and the Offering Circular at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied or will comply in all material respects with the applicable requirements of the Exchange Act.

(g) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(h) The DTC Agreement. The DTC Agreement has been duly authorized and, on the Closing Date (assuming the due authorization and valid execution and delivery by thereof by the Depositary), will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by any implied covenants of good faith or fair dealing (collectively, the “Enforceability Exceptions”) and except as rights to indemnification may be limited by applicable law.

(i) Authorization of the Notes and the Guarantees. The Notes to be purchased by the Initial Purchasers from the Company will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and when validly executed and delivered by the Company and duly authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions and will be entitled to the benefits of the Indenture. The Guarantees of the Notes have been duly authorized for issuance pursuant to this Agreement and the Indenture; when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors, enforceable against each Guarantor in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(j) Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Guarantors and, when duly executed and delivered by the Company and the Guarantors (assuming the due authorization and valid execution and delivery by thereof by the Trustee), will constitute a valid and binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions and except as rights to indemnification may be limited by applicable law.

(k) Authorization of the Intercreditor Agreement. The Intercreditor Agreement has been duly authorized by the Company and each Guarantor and, at the Closing Date, will have been duly executed and delivered by the Company and each Guarantor.

(l) Security Documents. Each of the Security Documents has been duly authorized by the Company and/or the applicable Guarantor, as appropriate, and, when executed and delivered by the Company and/or the applicable Guarantor, will constitute a legal and binding agreement of the Company and/or the applicable Guarantor in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions. The Security Documents, when executed and delivered in connection with the sale of the Securities, will create in favor of the Collateral Agent for the ratable benefit of the Trustee and the holders of the Notes valid and enforceable security interests in and liens on the Collateral, and (i) upon the filing of appropriate Uniform Commercial Code financing statements in United States jurisdictions as set forth on Schedule B hereto, the security interests in the rights of the Company or the applicable Guarantor in such Collateral that can be perfected by the filing of a financing statement under the Uniform Commercial Code of the applicable United States jurisdiction will be perfected security interests, superior to and prior to the liens of all third persons other than the liens securing the New Credit Facilities and the liens securing hedging obligations and treasury management arrangements on a pari passu basis with the liens securing the New Credit Facilities, in each case, in accordance with the terms of the New Credit Agreement, and other Permitted Liens and (ii) upon the recordation of the U.S. Vessel Mortgages, the Panamanian Vessel Mortgages, the Barbados Vessel Mortgages and the Canada Vessel Mortgage with the appropriate governmental authorities in the United States, Panama, Barbados and Canada, as applicable, the liens on the rights of the applicable Guarantor in the marine vessels described therein will be perfected liens, superior to and prior to the liens of all third persons other than liens securing the New Credit Facilities, the liens securing hedging obligations and treasury management arrangements on a pari passu basis with the liens securing the New Credit Agreement, in each case, in accordance with the terms of the New Credit Facilities, and other Permitted Liens.

(m) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Pricing Disclosure Package and the Offering Circular.

(n) Fair Summary. The statements set forth in the Pricing Disclosure Package and the Offering Circular under the captions “Description of the Notes” and “Material U.S. Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair summaries thereof.

(o) Independent Accountants. Deloitte & Touche LLP, which expressed its opinion with respect to the financial statements, including the related notes thereto, and supporting schedule filed with the Commission and included in the Pricing Disclosure Package and the Offering Circular is an independent registered public accounting firm within the meaning of applicable rules and regulations of the Commission, the Exchange Act and the applicable rules of the Public Company Accounting Oversight Board.

(p) Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included in the Pricing Disclosure Package and the Offering Circular present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods covered thereby, except as may be stated in the related notes thereto. The financial data set forth in the Pricing Disclosure Package and the Offering Circular under the captions “Summary—Summary Historical Consolidated Financial Data” and “Selected Consolidated Historical Financial Data” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Circular. The statistical and market related data included in the Offering Circular are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

(q) Incorporation and Good Standing of the Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Republic of Panama, has the corporate power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Offering Circular and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the business, condition (financial or otherwise), earnings or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(r) Incorporation and Good Standing of the Guarantors. Each Guarantor has been duly incorporated or formed, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate or other organizational power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Offering Circular and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Pricing Disclosure Package and the Offering Circular, all of the issued and outstanding capital stock or ownership interests of each Guarantor has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, lien, option, claim or other encumbrance (collectively, “Liens”), (i) other than Liens arising under the New Credit Facilities and the security documents related thereto and (ii) except as would not, individually or in the aggregate, have a Material Adverse Effect. Each of the guarantors under the Existing Credit Agreement as of the date hereof is a Guarantor.

(s) Corporate Power. The Company and each of the Guarantors has the full corporate or other organizational right, power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; and the Company and each of the Guarantors has duly and validly taken all corporate or other organizational action required to be taken by it for the due and proper authorization, execution and delivery by it of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

(t) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Company or any of the Guarantors is (i) in violation of its organizational documents, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Guarantors is a party or by which it or any of them may be bound, or to which any of their property or assets is subject, except in the case of clause (ii) above for any such defaults as are disclosed in the Pricing Disclosure Package and the Offering Circular and any such defaults that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or (iii) in violation of any applicable law, rule or regulation, or any judgment, order or decree of any court with jurisdiction over the Company or any subsidiary of the Company, or other governmental or regulatory authority with jurisdiction over the Company, any of its subsidiaries, except for any such violations as are disclosed in the Pricing Disclosure Package and the Offering Circular and any such violations that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery by the Company and each Guarantor of, and the performance by the Company and the Guarantors of its and their respective obligations under, each of the Transaction Documents will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or the organizational documents of any Guarantor or any indenture, mortgage, loan agreement, note, lease or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Securities.

(u) No Material Adverse Effect. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package a Material Adverse Effect, and except as disclosed in the Pricing Disclosure Package, to the knowledge of the Company, there has been no prospective development that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(v) No Material Actions or Proceedings. Except as disclosed in the Pricing Disclosure Package and the Offering Circular, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and would not have a material adverse effect on the power or ability of the Company and the Guarantors to perform its and their respective obligations under each of the Transaction Documents or to consummate the transactions contemplated by the herein or therein.

(w) Intellectual Property Rights. The Company and the Guarantors own or possess the right to use, or can acquire on reasonable terms, the material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “patent and proprietary rights”) presently employed by them in connection with the respective businesses now operated by them, and none of the Company or any of the Guarantors has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, or of any facts which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of the Guarantors and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(x) All Necessary Permits, etc. The Company and the Guarantors possess such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the respective businesses now operated by them, except for such certificates, authorizations or permits of which the failure by the Company to possess would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and none of the Company or any of the Guarantors has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(y) Title to Properties. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are necessary to conduct the respective businesses of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z) Tax Law Compliance. Except as disclosed in the Pricing Disclosure Package and the Offering Circular, the Company and each of the Guarantors has filed all foreign, federal or state income and franchise tax returns required to be filed after giving effect to any applicable extension in the time for filing (except insofar as the failure to file such returns would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect) and have paid all material taxes shown thereon as due; and all material tax liabilities of the Company and the Guarantors are adequately provided for on the books of the Company and the Guarantors.

(aa) None of the Company and the Guarantors are an “Investment Company”. Neither the Company nor any of the Guarantors is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Offering Circular, will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(bb) No Price Stabilization or Manipulation. None of the Company, the Guarantors or any of their respective affiliates has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(cc) Solvency. The Company and its Subsidiaries, taken as a whole, are, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including known contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(dd) Compliance with Sarbanes-Oxley. The Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable effective provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(ee) Company’s Accounting System. The Company and its subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that (i) information required to be disclosed by the Company in reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and (ii) information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that have affected or could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(gg) Regulations T, U, X. Neither the Company nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(hh) Compliance with and Liability under Environmental Laws. Except as otherwise disclosed in the Pricing Disclosure Package and the Offering Circular, the Company and its subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Except to the extent described in the Pricing Disclosure Package and the Offering Circular, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(ii) No Labor Disputes. No labor dispute with the employees of the Company or any of the Guarantors exists or, to the knowledge of the Company, is imminent, except for any such disputes that would not, in the aggregate, have a Material Adverse Effect; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(jj) No Unlawful Contributions or Other Payments under the FCPA. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has, while acting on behalf of the Company or any such subsidiary, taken any action, directly or indirectly, that would reasonably be expected to result in such person becoming subject to an investigation or enforcement action by a governmental authority pursuant to the FCPA or the Bribery Act 2010 of the United Kingdom, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give, or authorization or approval of the giving of anything of value to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization or any person acting in an official capacity for or on behalf of any of the foregoing), in any case in violation of the FCPA or the Bribery Act 2010 of the United Kingdom. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(kk) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times since January 1, 2006 in all material respects in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll) No Conflict with OFAC Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union or Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of: (i) comprehensive U.S. economic and trade sanctions; or (ii) any other Sanctions whereby such location, organization or residence would be in violation thereof; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, in violation of any Sanctions.

(mm) Regulation S. The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Pricing Disclosure Package and the Offering Circular will contain the disclosure required by Rule 902. Each of the Company and the Guarantors is a “reporting issuer” or “foreign issuer”, as the case may be, as defined in Rule 902 under the Securities Act.

(nn) New Credit Agreement. The New Credit Agreement has been duly and validly authorized by the Company, McDermott Finance L.L.C. and the Guarantors and, when duly executed and delivered by the Company, McDermott Finance L.L.C. and the Guarantors, will be the valid and legally binding obligation of the Company, McDermott Finance L.L.C. and the Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. The Company and the Guarantors agree to issue and sell to the Initial Purchasers, severally and not jointly, the Securities, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company and the Guarantors the aggregate principal amount of Securities set forth opposite their respective names on Schedule A, at a purchase price of 98.0% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth.

(b) The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005 (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York City time, on April 16, 2014, or such other time and date as the Initial Purchasers shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers, the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Notes shall be in global form, registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, in such denominations as the Representative shall indicate, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company that:

(i) it will offer and sell Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;

(ii) it is a Qualified Institutional Buyer; and

(iii) it will not offer or sell the Securities by any form of general solicitation or general advertising including but not limited to the methods described in Rule 502(c) under the Securities Act.

SECTION 3. Additional Covenants. Each of the Company and the Guarantors further covenants and agrees with each Initial Purchaser as follows:

(a) Preparation of Offering Circular; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Offering Circular. The Company will not amend or supplement the Preliminary Offering Circular (except via the Pricing Supplement) or the Pricing Supplement. The Company will not amend or supplement the Offering Circular prior to the Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement at least one business day prior to the proposed use or filing, and shall not have objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to the Representative a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representative reasonably objects.

(b) Amendments and Supplements to the Offering Circular and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Company and the Guarantors will immediately notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Circular, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances existing when the Offering Circular is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Circular to comply with applicable law, the Company and the Guarantors agree to promptly prepare (subject to Section 3 hereof), and furnish at their own expense to the Initial Purchasers, amendments or supplements to the Offering Circular so that the statements in the Offering Circular as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of the Securities, be misleading or so that the Offering Circular, as amended or supplemented, will comply with all applicable law.

The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3.

(c) Copies of the Pricing Disclosure Package and the Offering Circular. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Offering Circular and any amendments and supplements thereto as they shall reasonably request.

(d) Blue Sky Compliance. Each of the Company and the Guarantors shall cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions reasonably requested by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Company or any of the Guarantors shall be required to qualify as a foreign corporation or other entity or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f) The Depositary. The Company will cooperate with the Initial Purchasers and use its commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

(g) Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange (“NYSE”) all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers when the Company is not subject to Section 13 or 15 of the Exchange Act and the Securities are “restricted securities” within the meaning of Rule 144 under the Securities Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

(h) Agreement Not To Offer or Sell Additional Securities. During the period of 90 days following the date hereof, the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement); provided, that the Company may file with the Commission one or more universal shelf registration statements under the Securities Act.

(i) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S.

(j) No General Solicitation or Directed Selling Efforts. The Company agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers or Subsequent Purchasers, as to which no covenant is given by the Company) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(k) No Restricted Resales. During the period of six months after the Closing Date, the Company will not, and will use commercially reasonable efforts not to permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes that have been reacquired by any of them.

(l) Legended Securities. Each certificate for a Security will bear the legend contained in “Transfer Restrictions” in the Preliminary Offering Circular for the time period and upon the other terms stated in the Preliminary Offering Circular.

(m) No Stabilization. The Company, the Guarantors and their respective Affiliates will not take, directly or indirectly, any action designed to or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of the Securities.

The Representative, on behalf of the several Initial Purchasers may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. Each of the Company and the Guarantors agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Offering Circular (including financial statements and exhibits thereto), and all amendments and supplements thereto, this Agreement, the Indenture, the Intercreditor Agreement, the Security Documents, the DTC Agreement and the Securities, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions reasonably requested by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Offering Circular), (vi) the reasonable fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) the reasonable fees and expenses of the Collateral Agent, including the fees and disbursements of counsel for the Collateral Agent in connection with the Security Documents, (viii) any fees payable in connection with the rating of the Securities with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement, (x) all reasonable out-of-pocket costs and expenses incurred in connection with the Security Documents, lien searches, taxes, fees and other charges for recording vessel mortgages, filing financing statements and continuations and other actions necessary or advisable, in the Representative’s reasonable discretion, to perfect, protect, enforce and continue the Collateral Agent’s liens on the Collateral, (xi) all reasonable, documented, out-of-pocket fees, costs and expenses of the Initial Purchasers, including, without limitation, the reasonable fees, costs and disbursements of counsel and advisors to the Initial Purchasers (including local and special counsel) and any sales, use or similar taxes (including addition to such taxes, if any), (xii) all expenses incident to cost of any chartered airplane or other transportation for the “road show” for the offering of the Securities and any other meetings with investors and (xiii) all of the remaining expenses of the Company incident to the “road show” for the offering of the Securities and any other meetings with investors, not already covered by clause (xii).

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from Deloitte & Touche LLP, the independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, covering the financial information in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants, a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Offering Circular and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three days prior to the Closing Date.

(b) No Material Adverse Effect or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any Material Adverse Effect the effect of which, in the reasonable judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Circular; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company’s securities by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(c) Opinion of Panamanian Counsel for the Company and the Panamanian Guarantors. On the Closing Date the Initial Purchasers shall have received an opinion of Arias, Fabrega and Fabrega, Panamanian counsel for the Company and the Panamanian Guarantors, dated as of the Closing Date, as to the matters set forth in Exhibit A.

(d) Opinion of Counsel for the Company. On the Closing Date the Initial Purchasers shall have received an opinion of Baker Botts L.L.P., counsel for the Company, dated as of the Closing Date, as to the matters set forth in Exhibit B.

(e) Opinion of General Counsel for the Company. On the Closing Date the Initial Purchasers shall have received an opinion of Liane K. Hinrichs, counsel for the Company, dated as of the Closing Date, as to the matters set forth in Exhibit C.

(f) Opinion of Barbados Counsel for the Company. To the extent the Administrative Agent under the New Credit Agreement shall have received, on the Closing Date, an opinion of Clarkes Gittens & Farmer, special Barbados counsel for the Company, the Initial Purchasers shall have received, on the Closing Date, an opinion of such counsel, dated as of the Closing Date, with respect to substantially the same matters as that set forth in the opinion delivered by such counsel to such Administrative Agent, with such changes thereto as are necessary or appropriate to reflect the relative priority of the Notes and the Guarantees (and the associated rights in respect of the collateral for the obligations evidenced thereby), as compared to the obligations under the New Credit Agreement (and the associated collateral).

(g) Opinion of Cayman Islands Counsel for the Company. To the extent the Administrative Agent under the New Credit Agreement shall have received, on the Closing Date, an opinion of Walkers, special Cayman Islands counsel for the Company, the Initial Purchasers shall have received, on the Closing Date, an opinion of such counsel, dated as of the Closing Date, with respect to substantially the same matters as that set forth in the opinion delivered by such counsel to such Administrative Agent, with such changes thereto as are necessary or appropriate to reflect the relative priority of the Notes and the Guarantees (and the associated rights in respect of the collateral for the obligations evidenced thereby), as compared to the obligations under the New Credit Agreement (and the associated collateral).

(h) Opinion of Canadian Counsel for the Company. To the extent the Administrative Agent under the New Credit Agreement shall have received, on the Closing Date, an opinion of McInnes Cooper, Canadian counsel for the Company, the Initial Purchasers shall have received, on the Closing Date, an opinion of such counsel, dated as of the Closing Date, with respect to substantially the same matters as that set forth in the opinion delivered by such counsel to such Administrative Agent, with such changes thereto as are necessary or appropriate to reflect the relative priority of the Notes and the Guarantees (and the associated rights in respect of the collateral for the obligations evidenced thereby), as compared to the obligations under the New Credit Agreement (and the associated collateral).

(i) Opinion of Norwegian Counsel for the Company. To the extent the Administrative Agent under the New Credit Agreement shall have received, on the Closing Date, an opinion of Wikborg Rein LLP, special Norwegian counsel for the Company, the Initial Purchasers shall have received, on the Closing Date, an opinion of such counsel, dated as of the Closing Date, with respect to substantially the same matters as that set forth in the opinion delivered by such counsel to such Administrative Agent, with such changes thereto as are necessary or appropriate to reflect the relative priority of the Notes and the Guarantees (and the associated rights in respect of the collateral for the obligations evidenced thereby), as compared to the obligations under the New Credit Agreement (and the associated collateral).

(j) Opinion of Mexican Counsel for the Company. To the extent the Administrative Agent under the New Credit Agreement shall have received, on the Closing Date, an opinion of Cornejo Méndez González & Duarte, Mexican counsel for the Company, the Initial Purchasers shall have received, on the Closing Date, an opinion of such counsel, dated as of the Closing Date, with respect to substantially the same matters as that set forth in the opinion delivered by such counsel to such Administrative Agent, with such changes thereto as are necessary or appropriate to reflect the relative priority of the Notes and the Guarantees (and the associated rights in respect of the collateral for the obligations evidenced thereby), as compared to the obligations under the New Credit Agreement (and the associated collateral).

(k) Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received an opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(l) Opinion of Panamanian Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received an opinion of Morgan & Morgan Group, Panamanian counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(m) Officers’ Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, on behalf of the Company and each Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:

(i) the representations and warranties of the Company and the Guarantors set forth in Section 1 hereof are true and correct as of the Closing Date; and

(ii) the Company has complied with all the agreements set forth herein and satisfied all the conditions set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

(n) Indenture. The Company and the Guarantors shall have executed and delivered the Indenture, and, if requested by the Initial Purchasers, the Initial Purchasers shall have received executed copies thereof.

(o) Security Documents and Intercreditor Agreement. On or prior to the Closing Date, except as otherwise provided for in the Security Agreement, the Indenture or the other documents entered into in connection with the Transactions, the Security Documents and the Intercreditor Agreement shall be in full force and effect, and each document (including each Uniform Commercial Code financing statement and documentation relating to the Mortgaged Vessels) required by law or reasonably requested by the Representative and the Collateral Agent to be filed or submitted for registration or recording on the Closing Date in order to create in favor of the Collateral Agent for the ratable benefit of the secured parties under the Security Documents a valid, legal and perfected lien on, and security interest in, the Collateral (subject to liens securing the obligations under the New Credit Facilities, the liens securing hedging obligations and treasury management arrangements on a pari passu basis with the liens securing the New Credit Facilities, in each case, in accordance with the terms of the New Credit Facilities, and other Permitted Liens) shall have been delivered to the Collateral Agent. The capital stock and the promissory notes to be pledged under the Security Agreement shall be duly and validly pledged under the Security Agreement to the Collateral Agent for the ratable benefit of the secured parties under the Security Documents, and certificates representing such pledged Collateral, accompanied by instruments of transfer and stock powers endorsed in blank, shall have been delivered to the Administrative Agent as a gratuitous bailee of the Collateral Agent in accordance with the Intercreditor Agreement.

(p) DTC. The Notes shall be eligible for clearance and settlement through the Depositary.

(q) Refinancing. Substantially concurrently with the issuance of the Securities pursuant to this Agreement on the Closing Date, (i) the New Credit Agreement shall have become effective, (ii) the Company (or one of its subsidiaries) shall have received the net proceeds of the New Term Loan and the Company (or such subsidiary) shall have used either a portion of such net proceeds or a portion of the net proceeds of the offering of the Securities or a combination of both to refinance all outstanding indebtedness under the Existing Credit Agreement, and (iii) the Existing Credit Agreement shall have been terminated.

(r) Additional Documents. On or before the Closing Date, the Initial Purchasers shall have received such information and documents as they may have reasonably requested in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 or clauses (i) or (iv) of Section 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers, severally, upon demand for all reasonable out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of outside counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b) No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchasers. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular, the Pricing Supplement, any Company Additional Written Communication or the Offering Circular (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all out-of-pocket expenses (including the reasonable fees and disbursements of outside counsel chosen by the Representative) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers through the Representative expressly for use in the Preliminary Offering Circular, the Pricing Supplement, any Company Additional Written Communication or the Offering Circular (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors, officers and employees and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular, the Pricing Supplement, any Company Additional Written Communication or the Offering Circular (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Circular, the Pricing Supplement, any Company Additional Written Communication or the Offering Circular (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use therein; and to reimburse the Company, any Guarantor and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Company expressly for use in the Preliminary Offering Circular, the Pricing Supplement, any Company Additional Written Communication or the Offering Circular (or any amendment or supplement thereto) are the statements set forth in the third sentence of the second full paragraph, the second sentence of the seventh full paragraph, the eighth full paragraph and the fourth sentence of the tenth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Circular and the Offering Circular. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of any substantive rights or defenses) and the operation of this provision shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any special, local and conflicts counsel in each relevant jurisdiction), which shall be selected by the Representative (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of outside counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment (other than a final judgment entered into pursuant to a settlement as to which the indemnifying party did not consent) for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the

Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any out-of-pocket legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time: (i) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission or by the New York Stock Exchange (the “NYSE”), or trading in securities generally on the NYSE shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such stock exchange by the

Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or material escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representative there shall have occurred any Material Adverse Effect, the effect of which, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company or any Guarantor to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, representations and warranties of the Company, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect (in each case, until the expiration of the applicable statutes of limitation), regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, any Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and, except as otherwise provided herein, any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Facsimile: 212-902-9316

Attention: Registration Department

with a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, New York 10005

Facsimile: 212-822-5022

Attention: Rodney D. Miller

If to the Company or the Guarantors:

McDermott International, Inc.

P.O. Box 940519

Houston, Texas 77094-7519

Facsimile: (281) 870-5755

Attention: Liane K. Hinrichs

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana

Houston, Texas 77002-4995

Facsimile: 713-229-7738

Attention: Ted W. Paris

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(a) Agent for Service of Process. By the execution and delivery of this Agreement, each of the Company and the Guarantors (i) acknowledges that it hereby irrevocably designates and appoints McDermott, Inc. (together with any successor, the “Agent for Service”) as its authorized agent upon which process may be served in legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) that may be instituted in any Specified Court (as defined below), and acknowledges that the Agent for Service has accepted such designation and appointment.

(b) Consent to Jurisdiction. Any Related Proceedings may be instituted in the Specified Courts, federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding a “Related Judgment”, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

(c) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(d) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company and each Guarantor in respect of any sum due from them to the Initial Purchasers shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by the Initial Purchasers of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Initial Purchasers may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to the Initial Purchasers hereunder, the Company and each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify each Initial Purchaser against such loss. If the U.S. dollars so purchased are greater than the sum originally due to the Initial Purchasers hereunder, each Initial Purchaser agrees to pay to the Company and the Guarantors (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

SECTION 17. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default and a defaulting Initial Purchaser shall not be entitled to reimbursement of expenses pursuant to Section 6 hereof. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Circular or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 18. No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company and the Guarantors or their respective affiliates, stockholders, creditors or employees; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company and the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the several Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof.

SECTION 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ PERRY L. ELDERS
	Name:	Perry L. Elders
	Title:	Senior Vice President and Chief Financial Officer

GUARANTORS:

MCDERMOTT FINANCE L.L.C.

	By:	/s/ PERRY L. ELDERS
	Name:	Perry L. Elders
	Title:	Senior Vice President and Chief Financial Officer

DEEPSEA (AMERICAS) LLC

DEEPSEA (EUROPE) LIMITED

DEEPSEA (HOLLAND) B.V.

DEEPSEA (UK) LIMITED

DEEPSEA (US) INCORPORATED

J. RAY MCDERMOTT (LUXEMBOURG), S.AR.L.

J. RAY MCDERMOTT (NIGERIA) LIMITED

J. RAY MCDERMOTT INVESTMENTS B.V.

MCDERMOTT HOLDINGS (U.K.) LIMITED

MCDERMOTT INTERNATIONAL B.V.

MCDERMOTT INTERNATIONAL MARINE INVESTMENTS N.V.

MC DERMOTT OVERSEAS INVESTMENT CO. N.V.

MCDERMOTT SERVICOS OFFSHORE DO BRASIL LTDA.

PT. BAJA WAHANA INDONESIA

SINGAPORE HUANGDAO PTE. LTD.

VARSY INTERNATIONAL N.V.

By:	/s/ JAMES P. GOODWIN
Name:	James P. Goodwin
Title:	Authorized Officer

CHARTERING COMPANY (SINGAPORE) PTE. LTD.

DEEPSEA GROUP LIMITED

EASTERN MARINE SERVICES, INC.

GLOBAL ENERGY—MCDERMOTT LIMITED

HYDRO MARINE SERVICES, INC.

INTERNATIONAL VESSELS LTD.

J. RAY HOLDINGS, INC.

J. RAY MCDERMOTT (AUST.) HOLDING PTY. LIMITED

J. RAY MCDERMOTT (CASPIAN), INC.

J. RAY MCDERMOTT (QINGDAO) PTE. LTD.

J. RAY MCDERMOTT CANADA HOLDING, LTD.

J. RAY MCDERMOTT CANADA, LTD.

J. RAY MCDERMOTT CONTRACTORS, INC.

J. RAY MCDERMOTT ENGINEERING SERVICES PRIVATE LIMITED

J. RAY MCDERMOTT FAR EAST, INC.

J. RAY MCDERMOTT INTERNATIONAL VESSELS, LTD.

J. RAY MCDERMOTT INTERNATIONAL, INC.

J. RAY MCDERMOTT KAZAKHSTAN LIMITED LIABILITY PARTNERSHIP

J. RAY MCDERMOTT LOGISTIC SERVICES PVT. LIMITED

J. RAY MCDERMOTT SOLUTIONS, INC.

J. RAY MCDERMOTT TECHNOLOGY, INC.

J. RAY MCDERMOTT UNDERWATER SERVICES, INC.

J. RAY MCDERMOTT WEST AFRICA HOLDINGS, INC.

J. RAY MCDERMOTT (NORWAY), AS

By:	/s/ STEVEN D. OLDHAM
Name:	Steven D. Oldham
Title:	Treasurer

J. RAY MCDERMOTT WEST AFRICA, INC.
MALMAC SDN. BHD.
MCDERMOTT ASIA PACIFIC PTE. LTD.
MCDERMOTT AUSTRALIA PTY. LTD.
MCDERMOTT CASPIAN CONTRACTORS, INC.
MCDERMOTT CAYMAN LTD.
MCDERMOTT EASTERN HEMISPHERE, LTD.
MCDERMOTT ENGINEERING, LLC
MCDERMOTT FAR EAST, INC.
MCDERMOTT GULF OPERATING COMPANY, INC.
MCDERMOTT INTERNATIONAL INVESTMENTS CO., INC.
MCDERMOTT INTERNATIONAL TRADING CO., INC.
MCDERMOTT INTERNATIONAL VESSELS, INC.
MCDERMOTT MARINE CONSTRUCTION LIMITED
MCDERMOTT MIDDLE EAST, INC.
MCDERMOTT OFFSHORE SERVICES COMPANY, INC.
MCDERMOTT OLD JV OFFICE, INC.
MCDERMOTT OVERSEAS, INC.
MCDERMOTT SUBSEA ENGINEERING, INC.
MCDERMOTT TRADE CORPORATION
NORTH ATLANTIC VESSEL, INC.
OFFSHORE PIPELINES INTERNATIONAL, LTD.
OPI VESSELS, INC.
OPMI, LTD.
SABINE RIVER REALTY, INC.
SPARTEC, INC.

By:	/s/ STEVEN D. OLDHAM
Name:	Steven D. Oldham
Title:	Treasurer

J. RAY MCDERMOTT HOLDINGS, LLC J. RAY MCDERMOTT, S.A. MCDERMOTT INVESTMENTS, LLC MCDERMOTT, INC.

By:	/s/ STEVEN D. OLDHAM
Name:	Steven D. Oldham
Title:	Vice President, Treasurer

MCDERMOTT INTERNATIONAL MANAGEMENT, S. DE RL.

By:	/s/ STEVEN D. OLDHAM
Name:	Steven D. Oldham
Title:	Vice President, Treasurer and Investor Relations

J. RAY MCDERMOTT DE MEXICO, S.A. DE C.V.
MCDERMOTT MARINE MEXICO, S.A. DE C.V.
SERVICIOS PROFESIONALES DE ALTAMIRA, S.A. DE C.V.
SERVICIOS DE FABRICACION DE ALTAMIRA, S.A. DE C.V.

By:	/s/ ANA L. MENDEZ BURKART
Name:	Ana L. Mendez Burkart
Title:	Attorney-in-fact

The foregoing Purchase Agreement is hereby confirmed and accepted by the several Initial Purchasers as of the date first above written.

Acting on behalf of themselves and as the

Representative of the several Initial Purchasers

GOLDMAN, SACHS & CO.

By:	/s/ MICHAEL HICKEY
Name: Michael Hickey
Title: Managing Director

SCHEDULE A

Initial Purchaser	Aggregate Principal Amount of Securities to be Purchased
Goldman, Sachs & Co.	$300,000,000
Credit Agricole Securities (USA) Inc.	100,000,000
Wells Fargo Securities, LLC	100,000,000

Total	$500,000,000

EXHIBIT A

Form of Opinion of Panamanian counsel for the Company

Ladies and Gentlemen:

We have acted as Panamanian counsel to McDermott International, Inc., a Panamanian corporation (the “Company”), and the Panamanian Guarantors listed in Schedule A hereto, in connection with the issue and sale to the several initial purchasers named on Schedule A to the Purchase Agreement (the “Initial Purchasers”) acting severally and not jointly, of US$[500,000,000.00] aggregate principal amount of the Company’s [            ]% Senior Secured Notes due 2021 (the “Notes”). Goldman, Sachs & Co. (“GS”) has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes.

The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of April [    ], 2014 (the “Indenture”), among the Company, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Securities will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), between the Company and the Depositary.

The payment of principal, of premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior secured basis, jointly and severally by the entities listed on the signature pages of the Purchase Agreement (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees attached to the Purchase Agreement are herein collectively referred to as the “Securities.”

In addition, the Notes will be secured, subject to permitted liens as described under the caption “Description of the Notes” in the Pricing Disclosure Package and the Offering Circular, by liens on the assets of the Company and the Guarantors, as more particularly described in the Pricing Disclosure Package and documented, among others, by the “Panamanian Mortgages” described in Schedule B attached hereto.

In their capacity as owners of the Panamanian vessels described in Schedule C attached hereto, Hydro Marine Services, Inc., a Panamanian corporation (“Hydro Marine”) and J. Ray McDermott International Vessels, Ltd., a Cayman Islands company (“JRMIVL”), will be referred to collectively as the “Panamanian Vessel Owners”.

This opinion is being delivered to you pursuant to Section 5(c) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement (as defined below).

Exhibit A-1

In connection with this opinion, we have examined:

(i)	an executed copy of that certain Purchase Agreement, dated as of April [ ], 2014, by and between the Company, the Guarantors and the Initial Purchasers (the “Purchase Agreement”);

(ii)	an executed copy of the Indenture;

(iii)	an executed copy of that certain Intercreditor Agreement, dated as of April [ ], 2014, by and between Wells Fargo Bank, National Association, as collateral agent, and Crédit Agricole Corporate and Investment Bank, as administrative agent, and acknowledged by the Company, McDermott Finance L.L.C. and the Subsidiaries of the Company party thereto (the “Intercreditor Agreement”);

(iv)	an executed copy of that certain Second Lien Pledge and Security Agreement, dated as of April [ ], 2014 by and between the Company and certain of its Subsidiaries and Wells Fargo Bank, National Association, as Collateral Agent (the “ Security Agreement”);

(v)	an executed copy of each of the Panamanian Mortgages;

(vi)	an executed copy of a certificate of the Assistant Secretary of the Company certifying the Resolutions of the Board of Directors of the Company authorizing, among other things, the offering of the Notes;

(vii)	an executed copy of the Unanimous Written Consent of the Pricing Committee of the Board of Directors of the Company in connection with the offering of the Notes;

(viii)	an executed copy of an omnibus certificate of an assistant secretary of the Panamanian Guarantors certifying the Resolutions of the Board of Directors of each of the Panama Guarantors authorizing, among other things, the Guarantees;

(ix)	the Articles of Incorporation of the Company and the Panamanian Guarantors, filed with the Registry of Companies (Registro Público) in Panama, as in effect on the date hereof; and

(x)	the Amended and Restated By-laws of the Company, as amended to date.

In addition to the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, corporate records, certificates of public officials, certificates from the transfer agent, certificates of officers of the Company and the Panamanian Guarantors, and other documents, and have made such investigations of law, as we have deemed necessary or advisable as a basis for the opinions set forth herein.

Exhibit A-2

We have also reviewed the records of the Vessel at the Merchant Marine Administration of the Panama Maritime Authority and at the Public Registry of Titles and Encumbrances of Vessels (the “Public Registry of Vessels”). We have further examined such provisions of Panamanian laws and regulations as we have deemed relevant for purposes of this opinion.

For purposes of this opinion, the Purchase Agreement, the Indenture, the Intercreditor Agreement, the Securities and the Security Agreement will be referred to herein together as the “Transaction Documents”.

In our examination, we have assumed, with your permission: (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, (iii) the due organization, existence and good standing of all parties to the Transaction Documents and the Panamanian Mortgages, other than the Company and the Panamanian Guarantors, (iv) the capacity, power and authority of all parties to execute all documents and agreements submitted to us, other than the Company and the Panamanian Guarantors, (v) the due authorization, execution and delivery of all documents and agreements submitted to us by all parties thereto, other than the Company and the Panamanian Guarantors, (vi) that the Transaction Documents (other than the Panamanian Mortgages) are a legal, valid and binding obligation, enforceable against the parties thereto (other than the Company and the Panamanian Guarantors) in accordance with their respective terms under, and comply in all material respects with, the laws governing the Transaction Documents (other than the Panamanian Mortgages), (vii) that the proceeds of the Securities will not be used by the Company in Panama, (viii) that neither the Company nor the Panamanian Guarantors carry on any business activities that generate taxable income in Panama; and (ix) that the records at the Public Registry of Vessels of the Panama Maritime Authority and the Directorate General of the Merchant Marine of the Republic of Panama with respect to the Vessels are accurate, complete and up to date.

As to all questions of fact material to this opinion, we have relied, without independent investigation, upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties contained in the Purchase Agreement.

Based upon the foregoing and subject to the qualifications set forth herein below, we are of opinion that:

(i)	The Company and each of the Panamanian Guarantors is a corporation duly incorporated and in good standing under the laws of the Republic of Panama and has the corporate power and authority (a) to own its property and assets and to carry on its business as described in the Pricing Disclosure Package and the Final Offering Memorandum and (b) to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party.

(ii)	All of the issued and outstanding stock or ownership interests of each Panamanian Guarantor, except as set forth in the Pricing Disclosure Package and the Final Offering Memorandum, is owned directly or indirectly by the Company, free and clear of all Liens, except for those Liens arising under the New Credit Facility, the Security Agreement, the Panamanian Mortgages and the Securities.

Exhibit A-3

(iii)	The execution and delivery of each of the Transaction Documents to which they are a party has been duly authorized by the Company and the Panamanian Guarantors, and constitute the legal, valid and binding obligation of the Company and the Panamanian Guarantors enforceable against the Company and the Panamanian Guarantors in accordance with their respective terms.

(iv)	The execution and delivery by the Company and the Panamanian Guarantors of, and the performance by the Company and the Panamanian Guarantors of their obligations under, the Transaction Documents to which they are a party (a) will not contravene (i) any provision of applicable law or the articles of incorporation or by-laws of the Company or any Panamanian Guarantor or (ii) to our knowledge, any judgment, order or decree of any governmental body, agency or court in the Republic of Panama, and (b) no consent, approval, authorization or order of, or qualification with, any governmental body or agency of the Republic of Panama is required for the issue and sale of the Securities or the consummation by the Company or the Panamanian Guarantors of the transactions contemplated by the Transaction Documents, provided that the Securities are not publicly offered in the Republic of Panama.

(v)	The choice of New York law as the governing law of the Transaction Documents is a valid choice of law and will be recognized and given effect to by the courts of Panama.

(vi)	Except for the proper notation in the Stock Register of each of the Panamanian Guarantors identified in Schedule 1 to the Security Agreement, it is not necessary or advisable under the law of Panama that any document be filed, registered or recorded in any public office of Panama, or any other actions be taken in Panama in order to ensure the validity, effectiveness, priority, perfection, admissibility into evidence or enforceability against third parties of the Transaction Documents under the laws of Panama.

(vii)	The irrevocable submission by the Company and the Panamanian Guarantors in the Transaction Documents to which they are a party to the exclusive jurisdiction of the federal courts of the United States of America or the courts of the State of New York in each case located in the City and County of New York is a valid submission to the jurisdiction of such courts.

(viii)

The courts of Panama should recognize and enforce a final money judgment of a United States federal or state court of competent jurisdiction sitting in the State of New York in respect of any amount payable by the Company and the Panamanian Guarantors under the Transaction Documents, provided that such judgment conforms with the requirements of the laws of Panama for the enforcement of foreign judgments, which require that (i) the courts outside of the Panama who rendered the judgment or award would in similar circumstances recognize a final judgment of the courts of Panama, (ii) such judgment or award arises out of an in personam action, (iii) the party against whom the judgment or award was rendered was (or the agent of such party) personally served in such action

Exhibit A-4

within such foreign jurisdiction, (iv) the cause of action upon which the judgment was based does not contravene the public order or public policy of Panama and the obligation in respect of which the judgment was rendered is lawful in Panama, (v) such judgment or award has been properly authenticated under the laws of Panama or pursuant to the 1961 Hague Convention on the legalization of documents and (vi) the judgment has been translated into Spanish by a licensed translator in Panama.

(ix)	The Company and each Panamanian Guarantor is not entitled to claim any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Panama.

(x)	The statements in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Panamanian Income Tax Considerations,” insofar as such statements constitute a summary of the Panamanian tax laws referred to therein, are accurate and fairly summarize in all material respects the Panamanian tax laws referred to therein.

(xi)	The Transaction Documents are in proper legal form for enforcement against the Company and the Panamanian Guarantors in Panama, and no stamp or registration duty or similar tax or charge is payable under the laws of Panama in respect of any Transaction Document.

(xii)	No stamp, registration or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Trustee, the Collateral Agent, the Holders of the Notes or the Initial Purchasers to Panama or to any political subdivision or taxing authority thereof or therein in connection with the purchase by the Initial Purchasers of the Securities as contemplated by the Pricing Disclosure Package and the Prospectus.

(xiii)	Each of the Panamanian Mortgages constitutes the valid and legally binding obligation of the respective Panamanian Vessel Owner enforceable in accordance with their respective terms.

(xiv)	Each Panamanian Vessel Owner has record title to 100% of each of the Vessels that are identified as owned by it on Schedule B attached hereto and each Vessel is permanently registered in the name of such Panamanian Vessel Owner (as applicable) under the Panamanian flag.

(xv)	The Panamanian Mortgages have been preliminarily registered at the Public Registry of Vessels of the Panama Maritime Authority.

(xvi)	As a result of the above preliminary registrations, each of the Panamanian Mortgages shall be fully effective against third parties and shall continue to have such effect as of the date of its preliminary registration so long as it is filed for definitive registration at the Public Registry of Vessels of the Panama Maritime Authority within six months of the date of its preliminary registration and said definitive registration is completed.

Exhibit A-5

(xvii)	Save for the definitive registration of each Panamanian Mortgage at the Public Registry of Vessels of the Panama Maritime Authority, as stated above in this opinion letter, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of each Panamanian Mortgage that such Panamanian Mortgage or any other instrument be notarized, filed, recorded, registered or enrolled in any court, public office or elsewhere in the Republic of Panama.

(xviii)	Save for customary mortgage registration fees, no stamp, registration or similar tax or charge is required to be paid in the Republic of Panama on or in relation to any of the Panamanian Mortgages.

(xix)	To the best of our knowledge, there are no actions, suits, proceedings or investigations pending or, to the best of our knowledge without inquiry, threatened against or affecting the Company, its property or business, in any court in Panama or by or before any governmental agency, department, board or instrumentality in Panama or before any arbitrator in Panama that could reasonably be expected to have a material adverse effect.

(xx)	It is not a condition to the ability of any party to the Transaction Documents to bring legal action in the courts of the Republic of Panama against any such party in respect of any such agreements that such party be licensed, registered or subject to taxation in the Republic of Panama (or any political subdivision thereof) or otherwise have complied with any requirements in the Republic of Panama necessary to enable it to do or carry on business in the Republic of Panama. No party to the Transaction Documents is or will be deemed resident, carrying on business or subject to taxation in the Republic of Panama or required to qualify to do business in the Republic of Panama or required to comply with the requirements of any foreign registration or qualification statute of the Republic of Panama by reason only of the execution or delivery, or enforcement in the Republic of Panama of such agreements.

(xxi)	None of the parties to the Transaction Documents will, under current law, be deemed to be a resident or subject to taxation in Panama by reason solely of the execution, delivery, performance or enforcement of the Transaction Documents.

(xxii)	The payment obligations of the Company and the Panamanian Guarantors under the Transaction Documents rank, under current law, at least pari passu in priority of payment with all other unsecured and unsubordinated indebtedness of the of the Company and such Panamanian Guarantor, respectively.

The opinions set forth above are subject to the following qualifications:

a) With regard to the opinion set forth in paragraphs 3 and 13 above, the term enforceable means that the obligations assumed by the party against whom enforcement is sought are of a type which the courts of Panama will enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In

Exhibit A-6

particular, enforcement may be limited by applicable bankruptcy, insolvency, fraudulent transfer, banking intervention, reorganization, forceful liquidation, moratorium and other similar laws affecting creditors` rights generally, or by concepts of materiality, reasonableness, good faith and fair dealings, and claims may become barred under applicable statutes of limitation or may be or become subject to defenses of set-off, counterclaim or other similar defenses.

b) With regard to the opinion set forth in paragraph 5 above, the courts of Panama will not apply or give effect to any provision of foreign law that violates the public policy of Panama.

c) With regard to the opinions set forth in paragraphs 6, 11 and 17 above, before any Transaction Document is used before any court or governmental authority in Panama (i) the signatures of the parties who executed such Transaction Document outside of Panama must be authenticated by a diplomatic or consular officer of Panama or by an Apostille pursuant to the 1961 Hague Convention Abolishing the Requirement of Legalization of Foreign Public Documents, (ii) such Transaction Document must be translated into Spanish by a licensed translator in Panama and (iii) stamp taxes at the rate of $0.10 per each $100 of face value or fraction thereof will become due and payable. In the case of the Panamanian Mortgages, the amounts paid in Notarial Paper for their protocolization and in registration duties would be deducted from the applicable stamp tax.

d) With regard to the opinion set forth in paragraph 19 above, we have limited our search to a review, as diligent as circumstances have permitted, of the dockets or records of the civil courts of the First Judicial Circuit of Panama in respect of actions filed against the Company within the past twelve months seeking an award for monetary damages in excess of US$1,000,000. A search of said dockets and court records cannot guarantee, however, that an action against the Company does not exist in said courts or before any other governmental authority in Panama.

We are licensed to practice law in Panama and we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of Panama as in effect on the date hereof.

This opinion is addressed to you and is solely for your benefit and the benefit of your successors, permitted assigns and legal counsel and only in connection with the transactions contemplated by the Transaction Documents. Except as may be required or requested pursuant to law or regulation, this opinion may not be relied upon by you for any other purpose or furnished to, circulated, quoted, filed with or relied upon by any other person, firm, corporation or other entity for any purpose without our prior written consent.

Exhibit A-7

EXHIBIT B

Form of Opinion of counsel for the Company

Ladies and Gentlemen:

This opinion is being furnished to you pursuant to Section 5(d) of the Purchase Agreement dated April 10, 2014 (the “Purchase Agreement”) among McDermott International, Inc., a Panamanian corporation (the “Company”), the guarantors listed in Schedule A thereto (the “Guarantors”), and you, as representative of the several initial purchasers listed therein (the “Initial Purchasers”), relating to the issuance and sale by the Company to the Initial Purchasers, severally, of $500 million aggregate principal amount of the Company’s 8.000% Senior Secured Notes due 2021 (the “Notes”). The Notes are to be issued under an Indenture, dated as of April 16, 2014 (the “Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee and collateral agent (the “Trustee”), and guaranteed by the Guarantors to the extent set forth in the Indenture (the “Guarantees” and, together with the Notes, the “Securities”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

In connection with the sale of the Securities, the Company has prepared a Preliminary Offering Circular, dated April 4, 2014 (the “Preliminary Offering Circular”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated April 10, 2014 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Circular and the Pricing Supplement are collectively referred to as the “Pricing Disclosure Package.” For purposes of this letter, “Time of Sale” means [ ] p.m. (Eastern time) on April 10, 2014.

We have examined originals, or copies certified or otherwise identified, of:

1.	the Purchase Agreement;

2.	the Indenture;

3.	the Pricing Disclosure Package;

4.	the Final Offering Circular, dated April 10, 2014 (the “Offering Circular”), relating to the offering and sale of the Securities;

5.	the global notes representing the Notes;

6.	the Pledge and Security Agreement, dated as of April 16, 2014 (the “Pledge and Security Agreement”), made by the Company and each Guarantor in favor of the Trustee;

Exhibit B-1

7.	the Preferred Ship Mortgage, dated effective as of April 16, 2014 (the “Intermac 600 Mortgage”), made by McDermott, Inc., a Delaware corporation (“MI”), in favor of the Trustee;

8.	the Preferred Ship Mortgage, dated effective as of April 16, 2014 (the “DB 16 Mortgage” and, together with the Intermac 650 Mortgage, the “U.S. Vessel Mortgages”; the U.S. Vessel Mortgages together with the Pledge and Security Agreement, the “Security Documents”), made by J. Ray McDermott Holdings, LLC, a Delaware limited liability company (“JRMH”), in favor of the Trustee;

9.	the Intercreditor Agreement;

10.	the certificate of incorporation and bylaws of each of the Guarantors that is a Delaware corporation (each, a “Delaware Corporate Guarantor”), each as amended to date;

11.	the certificate of formation and limited liability company agreement of each of the Guarantors that is a Delaware limited liability company (each, a “Delaware LLC Guarantor” and, together with each Delaware Corporate Guarantor, each a “Delaware Guarantor”), each as amended to date;

12.	the articles of incorporation and bylaws of each of the Guarantors that is a Texas corporation (each, a “Texas Corporate Guarantor”), each as amended to date;

13.	the certificate of formation and limited liability company agreement of each of the Guarantors that is a Texas limited liability company (each, a “Texas LLC Guarantor” and, together with each Texas Corporate Guarantor, each a “Texas Guarantor”), each as amended to date;

14.	the unfiled copies of the financing statements on Form UCC-1 attached hereto as Exhibit A (the “Delaware Financing Statements”), each naming a Delaware Guarantor as debtor and the Trustee as secured party, which we understand will be filed in the office of the Secretary of State of the State of Delaware (the “Delaware Filing Office”);

15.	the unfiled copies of the financing statements on Form UCC-1 attached hereto as Exhibit B (the “Texas Financing Statements”), each naming a Texas Guarantor as debtor and the Trustee as secured party, which we understand will be filed in the office of the Secretary of State of the State of Texas (the “Texas Filing Office”);

Exhibit B-2

16.	corporate and limited liability company records of the Company, the Delaware Guarantors and the Texas Guarantors, including minute books, as furnished to us by the Company;

17.	certificates of public officials and of representatives of the Company, the Delaware Guarantors and the Texas Guarantors; and

18.	statutes and such other instruments and documents as we have deemed necessary or advisable as a basis for the opinions hereinafter expressed.

The documents described in clauses 1, 2, 5, 6, 7, 8 and 9 above are hereinafter referred to as “Opinion Documents”.

In giving the opinions set forth below, we have relied, without independent investigation or verification, to the extent we deemed appropriate, on the certificates, statements or other representations of officers or other representatives of the Company and the Guarantors and of governmental and public officials, with respect to the accuracy of the factual matters contained in or covered by such certificates, statements or representations. In making our examination, we have assumed the legal capacity of all natural persons, that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies are true and correct copies of the originals of such documents.

In rendering the opinions expressed below, we have also assumed with your permission and without independent verification or inquiry:

(a)	that each Opinion Document has been duly authorized, executed and delivered by each party thereto (other than, to the extent expressly set forth below, the Delaware Guarantors and the Texas Guarantors) and that each Opinion Document constitutes the valid and binding obligation of each party thereto (other than, with respect to the Opinion Documents, the Company and the Guarantors, to the extent we expressly address such matters in paragraphs 1 through 4 hereof), enforceable against each such party in accordance with its terms;

(b)	that the Company and each Guarantor has, or has the power to transfer, rights (to the extent necessary to grant a security interest) in the Collateral existing on the date hereof in which the Company or such Guarantor purports to grant a security interest pursuant to the Security Documents and will have rights (to such extent) in property that becomes Collateral after the date hereof in which the Company or such Guarantor purports to grant a security interest pursuant to the Security Agreement;

Exhibit B-3

(c)	that the Company and each Guarantor is an entity validly existing and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of organization with the corporate, limited liability company, partnership or equivalent power and authority, as the case may be, to enter into the Opinion Documents to which it is a party and to perform its obligations under the Opinion Documents to which it is a party (other than with respect to the Delaware Guarantors and the Texas Guarantors, to the extent we expressly address such matters in paragraphs 1, 3 and 4 hereof);

(d)	the execution and delivery by the Company and each Guarantor of the Opinion Documents to which it is a party do not, and the performance by the Company and each Guarantor of its obligations under the Opinion Documents to which it is a party will not, (i) violate any agreement, order, writ, judgment, decree or other court ruling to which the Company or such Guarantor, as applicable, is a party or by which it or its properties are bound or (ii) require any consent or approval of, or registration or filing with, any Governmental Authority (except that we do not make the foregoing assumption to the extent we expressly address such matters in paragraph 10 hereof); and

(e)	that no laws, rules or regulations, and no judicial, administrative or other action of any Governmental Authority, not expressly opined to herein would adversely affect the opinions set forth herein.

On the basis of and subject to the limitations, exceptions, qualifications and assumptions set forth herein, we are of the opinion that:

1.	Each of the Purchase Agreement and the Indenture has been duly authorized, executed and delivered by each of the Delaware Guarantors and the Texas Guarantors. The Indenture is a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms.

2.	When the Securities have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Securities will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	The Guarantee of each of the Delaware Guarantors and the Texas Guarantors has been duly authorized, executed and delivered by such Delaware Guarantor or Texas Guarantor, as applicable. When the Securities have been duly issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Guarantee of each Guarantor will constitute a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

Exhibit B-4

4.	Each of the Security Documents to which a Delaware Guarantor or Texas Guarantor is a party has been duly authorized, executed and delivered by such Delaware Guarantor or Texas Guarantor, as applicable. Each Security Document constitutes the valid and binding obligation of the Company and each Guarantor that is a party thereto under the laws of the State of New York and applicable federal law, enforceable against the Company and each such Guarantor in accordance with its terms.

5.	The Pledge and Security Agreement is effective under the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “New York UCC”) to create in favor of the [Collateral Agent] for its benefit and the benefit of the [Trustee and the holders of the Notes] valid security interests in all of the respective rights, titles and interests of the Company and each Guarantor party thereto in the Collateral (as defined in the Pledge and Security Agreement) to the extent such Collateral constitutes collateral in which a security interest can be created under the New York UCC (the “Subject Collateral”).

6.	(a) Each Delaware Financing Statement is in appropriate form for filing in the Delaware Filing Office. Upon the filing of the Delaware Financing Statements in the Delaware Filing Office, the Trustee will have a perfected security interest in that portion of the Subject Collateral in which a security interest can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect on the date hereof in the State of Delaware (the “Delaware UCC”).

(b) Each Texas Financing Statement is in appropriate form for filing in the Texas Filing Office. Upon the filing of the Texas Financing Statements in the Texas Filing Office, the Trustee will have a perfected security interest in that portion of the Subject Collateral in which a security interest can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect on the date hereof in the State of Texas (the “Texas UCC”).

7.	MI is the sole documented owner of the whole of the vessel named INTERMAC 600, Official No. 552815 (the “Intermac 600”). JRMH is the sole documented owner of the whole of the vessel named McDermott Derrick Barge No. 16, Official No. 508922 (the “DB 16”). The Intermac 600 is duly documented in the name of MI under the laws and flag of the United States with the National Vessel Documentation Center of the United States Coast Guard, in Falling Waters, West Virginia (the “NVDC”). The DB 16 is duly documented in the name of JRMH under the laws and flag of the United States with the NVDC.

8.	Each U.S. Vessel Mortgage is in proper form for filing and recording with the NVDC. Subject to the filing requirements described in the following sentence, each U.S. Vessel Mortgage constitutes a “preferred mortgage” on the Subject Vessel within the meaning of Chapter 313 of Title 46 of the United States Code (the “Ship Mortgage Act”). A fully executed counterpart original of each U.S. Vessel Mortgage is required to be filed and recorded with the NVDC.

9.	The Intercreditor Agreement has been duly authorized, executed and delivered by each of the Delaware Guarantors and the Texas Guarantors.

Exhibit B-5

10.	No consent, approval, authorization or order of, or qualification with, any U.S. federal, New York or Texas governmental body or agency is required for the performance by the Company or any Guarantor of its obligations under the Purchase Agreement, the Indenture, the Security Documents, the Intercreditor Agreement or the Securities, except such as may be required by state securities or Blue Sky laws in connection with the offer and sale of the Securities; provided, however, that no opinion is provided pursuant to this paragraph 10 with respect to the matters covered by paragraph 12 hereof.

11.	The statements relating to U.S. laws, documents or proceedings included in the Pricing Disclosure Package and the Offering Circular under the captions “Description of Material Indebtedness,” “Description of the Notes” and “Material U.S. Federal Income Tax Considerations” fairly summarize in all material respects such U.S. laws, documents or proceedings.

12.	Assuming (A) the accuracy of the representations and warranties contained in the Purchase Agreement of, and the compliance with the covenants contained in the Purchase Agreement by, the Company and the Initial Purchasers, (B) the accuracy of the representations and warranties made in accordance with the Offering Circular by the investors to whom the Initial Purchasers initially resell Securities and (C) receipt by the investors to whom the Initial Purchasers initially resell Securities of copies of the Offering Circular prior to the effectiveness of such resale, it is not required in connection with the offer, sale and delivery of the Securities to the Initial Purchaser under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchaser in accordance with Section 7 of the Purchase Agreement to register the Securities under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Security.

13.	The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Offering Circular will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

14.	The issue and sale of the Securities and, subject to the terms of the Intercreditor Agreement, the performance by the Company of its obligations under each of the Purchase Agreement, the Indenture and the Securities will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, the New Credit Agreement.

We have reviewed the Pricing Disclosure Package and the Offering Circular and have participated in conferences with officers and other representatives of the Company and the Guarantors, with representatives of the Company’s independent registered public accounting firm and with your representatives and your counsel, at which the contents of the Pricing Disclosure Package, the Offering Circular and related matters were discussed. The purpose of

Exhibit B-6

our professional engagement was not to establish or confirm factual matters set forth in the Pricing Disclosure Package or the Offering Circular, and we have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Pricing Disclosure Package and the Offering Circular involve matters of a non-legal nature. Accordingly, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in, the Pricing Disclosure Package and the Offering Circular (except to the extent stated in paragraph 11 above). Subject to the foregoing and on the basis of the information we gained in the course of performing the services referred to above, we advise you that nothing came to our attention that caused us to believe that:

(a) the Pricing Disclosure Package, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(b) the Offering Circular, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case we have not been asked to, and do not, express any belief with respect to (1) the financial statements and schedules or other financial, accounting or statistical information or data or the report on the effectiveness of internal control over financial reporting contained or included or incorporated by reference therein or omitted therefrom or (2) the representations and warranties and other statements of fact contained in the exhibits to the documents incorporated by reference therein.

The	foregoing opinions are subject to the following additional assumptions, exceptions, qualifications and limitations:

(a) Our opinions in paragraphs 1 through 8 are subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer or conveyance, moratorium, conservatorship and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (iii) principles of materiality and reasonableness and implied covenants of good faith and fair dealing.

(b) Certain of the remedial, waiver, consent and other provisions of the Security Documents may be further limited or rendered unenforceable under existing laws or judicial decisions. However, subject to the other express qualifications contained herein, such laws or judicial decisions do not, in our opinion, substantially interfere with the practical realization of the principal benefits expressed in the Security Documents, except for the economic consequences of any procedural delay that might result from such laws or decisions.

Exhibit B-7

(c) We express no opinion as to the enforceability of any provision in any of the Opinion Documents, to the extent relating to: (i) any failure to comply with requirements concerning notices, relating to delay or omission to enforce rights or remedies or purporting to waive or affect rights, claims, defenses or other benefits to the extent that any of the same cannot be waived or so affected under applicable law; (ii) indemnities or exculpation from liability to the extent prohibited by federal or state laws and the public policies underlying those laws or that might require indemnification for, or exculpation from liability on account of, negligence, willful misconduct, unlawful acts, violations of securities laws, fraud or illegality of an indemnified or exculpated party; (iii) the disregard of any course of dealing between the parties; (iv) an attempt to grant to any party conclusive rights of determination; (v) an attempt to confer subject matter jurisdiction or venue on any federal court of the United States; (vi) methods or procedures for service of process; (vii) the establishment of evidentiary standards; (viii) the severability of unenforceable provisions from the Intercreditor Agreement or the Security Documents to the extent that the enforcement of remaining provisions would frustrate the fundamental intent of the parties; (ix) the preservation of the solvency of any guarantor, pledgor or grantor by purporting to limit (by formula or otherwise) the amount of the liability of, or to provide rights of contribution or subrogation in favor of, such guarantor, pledgor or grantor; (x) any guaranty provided by, or any joint and several liability imposed upon, or the grant of a Lien by, any person or entity that is not an “eligible contract participant” within the meaning of Section 1a(18) of the Commodity Exchange Act, insofar as such guaranty or such joint and several liability covers, or such Lien secures, an agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act; (xi) the grant of any right of set-off to the extent that such right can be exercised without notice or with respect to any contingent or unmatured obligation or with respect to a trust account or other deposit account, or by or against any Person that is not a party to the Transaction Documents; and (xii) a waiver of any objection based on inappropriate venue or forum non conveniens of any federal court.

(d) We express no opinion as to the effect of any state or federal securities laws, rules or regulations insofar as they are applicable to, or otherwise affect any party to (in its capacity as a party to), the Intercreditor Agreement or the Security Documents, the transactions contemplated by the Intercreditor Agreement or the Security Documents or the exercise of any rights or remedies of any party to the Intercreditor Agreement or the Security Documents, other than the Investment Company Act of 1940, as amended, to the extent specifically covered by our opinion in paragraph 13 above.

(e) We express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of the Trustee or any of the holders of the Notes with any state, federal or other laws, rules or regulations applicable to it, (ii) the legal or regulatory status or the nature of the business of any of the Trustee or any of the holders of the Notes, (iii) other facts specifically pertaining to the Trustee or any of the holders of the Notes or (iv) any state, federal or other laws, rules or regulations or orders that may be applicable as a result of the involvement of the Trustee or any of the holders of the Notes in the transactions contemplated by the Intercreditor Agreement or any of the Security Documents or because of the legal or regulatory status or the nature of the business of the Trustee or any of the holders of the Notes.

Exhibit B-8

(f) We call to your attention that Section 552 of the Bankruptcy Code (11 U.S.C. § 101 et seq.) limits the extent to which proceeds realized and property acquired by a debtor after the commencement of a case under such Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of that case.

(g) Our opinions in paragraphs 5 and 6 hereof are subject to the following assumptions, qualifications and limitations:

(i) We express no opinion as to any property or transaction that is excluded from the scope of Article 9 of the New York UCC or the Delaware UCC by Section 9-109 thereof or from the scope of Chapter 9 of the Texas UCC by Section 9.109 thereof or as to the perfection of any security interest by a means other than those described in paragraph 6 hereof.

(ii) We express no opinion as to the creation of a security interest in any collateral to the extent that the description of such collateral does not reasonably identify the property purported to be described thereby in accordance with Section 9-108 of the New York UCC.

(iii) In the case of proceeds (within the meaning of Section 9-102 of the New York UCC, Section 9-102 of the Delaware UCC and Section 9.102 of the Texas UCC), including that portion of the collateral under the Security Documents that constitutes proceeds, continuation of perfection is limited to the extent set forth in Section 9-315 of the New York UCC, Section 9-315 of the Delaware UCC and Section 9.315 of the Texas UCC.

(iv) We express no opinion with respect to any actions that may be required to be taken periodically under the New York UCC, the Delaware UCC or the Texas UCC in order for the effectiveness of the Financing Statements or perfection of any security interest to be maintained.

(h) We express no opinion as to (i) the creation of any lien or security interest under the Security Documents, except as expressly set forth in paragraph 5 or 8 above, (ii) the priority of the liens and security interests created by the Security Documents with respect to any collateral thereunder, (iii) the filing or recording of the Security Documents, the Financing Statements or any other instruments relating thereto, except as set forth in paragraphs 6, 7 and 8 above, (iv) the accuracy of the descriptions of any collateral contained in the Security Documents or the Financing Statements, or (v) the creation or perfection of a security interest in any collateral consisting of commercial tort claims, consumer goods, cooperative interests, farm products, fixtures, timber to be cut, and minerals and the like (including as-extracted collateral). We have assumed, with your approval and without independent verification, that the Financing Statements set forth the correct name and address of the Trustee. We undertake no obligation to file the Financing Statements or the U.S. Vessel Mortgages.

(i) We call to your attention that the perfection, effect of perfection and non-perfection, and the priority, of the security interests created under the Security Documents may be governed by laws other than the laws of the State of New York, the State of Delaware or the State of Texas. In this regard, among other things, we call to your attention Section 9-311 of the New York UCC, Section 9-311 of the Delaware UCC and Section 9.311 of the Texas UCC relating to the perfection of security interests in property subject to certain statutes, regulations and treaties.

Exhibit B-9

(j) We call to your attention that the exercise of any remedies against the Intermac 600 and DB 16 will be subject to the requirements and limitations of the Ship Mortgage Act.

(k) We express no opinion as to the specific remedy a court may grant or impose with respect to the provisions in the U.S. Vessel Mortgages requiring the mortgagor to perform specific affirmative acts, or the process, jurisdiction or venue of any particular court in respect to any action by any party under the U.S. Vessel Mortgages.

(l) We express no opinion as to whether the Intermac 600 or the DB 16 is free of any claims which might affect the priority of any U.S. Vessel Mortgage or, except as set forth in paragraphs 7 and 8 above, to the documentation, title, papers, registry, books and accounts, or operations, of the Intermac 600 or the DB 16.

(m) The opinions contained in paragraphs 7 and 8 above are based solely on a review of copies of an abstract of title, a Certificate of Documentation and a Certificate of Ownership issued by the United States Coast Guard and are subject to the additional assumptions that there are no material inaccuracies in such certificates that would cause a rescission of the documentation of the Intermac 600 or the DB 16.

(n) In the event of a foreclosure of any U.S. Vessel Mortgage, in order to operate the Intermac 600 or the DB 16 in its present capacity, the buyer of the Intermac 600 or the DB 16, as applicable, must be a citizen of the United States within the meaning of Title 46, Section 802, of the United States Code, entitled to own and document the Intermac 600 or the DB 16, as applicable, under the laws of the United States of America and to operate the Intermac 600 or the DB 16, as applicable, in the then applicable trade.

The opinions set forth above are limited in all respects to matters of applicable U.S. federal law, the laws of the State of Texas, the contract laws of the State of New York, the Delaware U.C.C. and the Delaware General Corporation Law, as in effect on the date hereof, and we have assumed that no laws, rules or regulations, and no judicial, administrative or other action of any other jurisdiction would adversely affect the opinions set forth herein.

This opinion letter is being furnished to you solely for your use in your capacity as Initial Purchasers in connection with the issuance and sale of the Securities, and no other use or distribution of this opinion letter may be made without our prior written consent. This opinion letter speaks as of the date hereof, and we disclaim any obligation to update this opinion letter.

Exhibit B-10

EXHIBIT C

Form of Opinion of General Counsel for the Company

Ladies and Gentlemen:

I am the Senior Vice President, General Counsel and Corporate Secretary of McDermott International, Inc., a Panamanian corporation (the “Company”). This opinion is being furnished to you pursuant to Section 5(e) of the Purchase Agreement dated April 10, 2014 (the “Purchase Agreement”) among McDermott International, Inc., a Panamanian corporation (the “Company”), the guarantors listed in Schedule A thereto (the “Guarantors”) and you, as representative of the several initial purchasers listed therein (the “Initial Purchasers”), relating to the issuance and sale by the Company to the Initial Purchasers, severally, of $500 million aggregate principal amount of the Company’s 8.000% Senior Secured Notes due 2021 (the “Notes”). Payment of principal of, premium, if any, and interest on the Notes will be guaranteed by the Guarantors to the extent set forth in the Indenture (as defined below) (the “Guarantees” and, together with the Notes, the “Securities”). The Securities will be issued pursuant to an indenture, dated as of the date hereof (the “Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein that are defined in the Purchase Agreement shall have the respective meanings assigned to them in the Purchase Agreement.

In connection with the sale of the Securities, the Company has prepared a Preliminary Offering Circular, dated April 4, 2014 (the “Preliminary Offering Circular”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated April 10, 2014 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Circular and the Pricing Supplement are collectively referred to as the “Pricing Disclosure Package.” For purposes of this letter, (i) “Time of Sale” means [ ] p.m. (Eastern time) on April 10, 2014 and (ii) “Transaction Documents” means the Purchase Agreement, the Indenture and the Securities.

In connection with the opinion set forth below, I or others under my supervision have examined originals, or copies certified or otherwise identified, of:

1.	the Purchase Agreement;

2.	the Indenture;

3.	the Pricing Disclosure Package;

4.	the Final Offering Circular, dated April 10, 2014 (the “Offering Circular”), relating to the offering and sale of the Securities;

5.	the global notes representing the Notes;

Exhibit C-1

6.	the certificate of incorporation and bylaws (together, the “Organizational Documents”) of each of the Guarantors that is a Delaware corporation (each, a “Delaware Guarantor”), each as amended to date;

7.	corporate records of the Company and the Delaware Guarantors, including minute books;

8.	certificates of public officials and of representatives of the Company and the Delaware Guarantors; and

9.	statutes and such other instruments and documents as I have deemed necessary or advisable as a basis for the opinions hereinafter expressed.

In giving the opinions set forth below, I have relied, without independent investigation or verification, to the extent I deemed appropriate, on the certificates, statements or other representations of officers or other representatives of the Company and of governmental and public officials, with respect to the accuracy of the factual matters contained in or covered by such certificates, statements or representations. In making my examination, I have assumed the legal capacity of all natural persons, that all signatures on documents examined by me are genuine, all documents submitted to me as originals are authentic and complete and all documents submitted to me as copies are true and correct copies of the originals of such documents.

On the basis of and subject to the limitations, exceptions, qualifications and assumptions set forth herein, I am of the opinion that:

1.	Each of the Delaware Guarantors has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. Each of the Delaware Guarantors has the corporate or other organizational power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and Offering Circular; all of the issued shares of capital stock of each of the Delaware Guarantors have been duly and validly authorized and issued, are fully paid and non-assessable, and (except as set forth in the Pricing Disclosure Package and Offering Circular) are owned, directly or indirectly, by the Company, free and clear of all Liens, (a) except for those Liens arising under the [Credit Agreement], the Securities and the security documents related thereto and (b) except as would not, individually or in the aggregate, have a Material Adverse Effect.

2.

(a) None of the Delaware Guarantors is in violation of its Organizational Documents, in each case as amended to date, and (b) to my knowledge, neither the Company nor any of its significant subsidiaries (as defined by Rule 1-02 of Regulation S-X) (each, a “Significant Subsidiary”) is in default in the performance or observance of any obligation, agreement, covenant or condition

Exhibit C-2

contained in any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which it or any of them may be bound, or to which any of their property or assets is subject, except in the case of this clause (b) for any such defaults as are disclosed in the Pricing Disclosure Package and Offering Circular and any such defaults that would not have a Material Adverse Effect.

3.	Except as disclosed in the Pricing Disclosure Package and Offering Circular, there are no legal or governmental proceedings pending or, to my knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings described in the Pricing Disclosure Package and Offering Circular and proceedings that are not expected to have a Material Adverse Effect, or have a material adverse effect on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Pricing Disclosure Package and Offering Circular.

4.	The statements in the Pricing Disclosure Package and Offering Circular under the caption “Business—Governmental Regulations and Environmental Matters” fairly summarize in all material respects the matters referred to therein.

5.	To my knowledge, the execution and delivery by the Company and each Delaware Guarantor of, and the performance by the Company of its obligations under, the Transaction Documents will not violate or breach any provision of applicable law or any indenture, mortgage, loan agreement, note, lease or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for any such violation or breach as would not have a Material Adverse Effect.

I have reviewed the Pricing Disclosure Package and the Offering Circular and have participated in conferences with officers and other representatives of the Company, your representatives, your counsel and representatives of the independent registered public accounting firm of the Company at which the contents of the Pricing Disclosure Package, the Offering Circular and related matters were discussed. Many of the determinations required to be made in the preparation of the Pricing Disclosure Package and the Offering Circular involve matters of a non-legal nature. Accordingly, I did not independently verify such information and am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package and the Offering Circular (except to the extent set forth in paragraph 4 above). Subject to the foregoing, I advise you that no facts have come to my attention which lead me to believe that:

(a) the Pricing Disclosure Package, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

Exhibit C-3

(b) the Offering Circular, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case I do not express any belief with respect to (1) the financial statements and schedules or other financial, accounting or statistical information or data or the report on the effectiveness of internal control over financial reporting contained or included or incorporated by reference therein or omitted therefrom or (2) the representations and warranties and other statements of fact contained in the exhibits to the documents incorporated by reference therein.

In rendering the opinion expressed in the first sentence of paragraph 1 above, I have relied solely upon certificates from the Secretary of State of the State of Delaware.

I express no opinion as to the effect of any state or federal securities laws, rules or regulations in paragraph 6 above.

I am a member of the bar of the State of Louisiana and, except as otherwise expressly stated herein, the opinions expressed herein are limited to matters governed by the laws of the State of Louisiana and the General Corporation Law of the State of Delaware, in each case, as in effect on the date hereof, and I have assumed that no laws, rules or regulations, and no judicial, administrative or other action of any other jurisdiction would adversely affect the opinions set forth herein.

Phrases such as “to my knowledge,” “known to me” and those with equivalent words refer to my conscious awareness of information, without any independent investigation.

This opinion is given as of the date hereof and I assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in laws which may hereafter occur. This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without my prior written consent.

Exhibit C-4

ANNEX I

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Annex I-1